UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 27, 2006

CONCENTRA OPERATING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 5 to Bridge Loan Agreement. On September 27, 2006, Concentra Inc., parent corporation of Concentra Operating Corporation, entered into Amendment No. 5 (“Amendment No. 5”) to Bridge Loan Agreement (the “Bridge Loan Agreement”), originally dated as of June 25, 2002, among Concentra Inc., as the Borrower, Citicorp North America, Inc., as Lender and the Administrative Agent, and the other Lenders party thereto from time to time. Amendment No. 5 was entered into to extend the termination date of the Bridge Loan Agreement to September 30, 2008. A copy of Amendment No. 5 is being filed as Exhibit 10.6 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.6	Amendment No. 5 to Bridge Loan Agreement, dated as of September 27, 2006, among Concentra Inc., as the Borrower, Citicorp North America, Inc., as Lender and the Administrative Agent, and the other Lenders party thereto from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Mark A. Solls
Name:	Mark A. Solls
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: September 28, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER
10.6	Amendment No. 5 to Bridge Loan Agreement, dated as of September 27, 2006, among Concentra Inc., as the Borrower, Citicorp North America, Inc., as Lender and the Administrative Agent, and the other Lenders party thereto from time to time.